Exhibit 99.1

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 969-3755 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. TO INVEST $1.25 BILLION IN

NINE ACUTE CARE HOSPITALS

Real Estate to be Acquired from and Leased to Steward Health Care System LLC, an Affiliate of Cerberus Capital Management; Immediately Accretive Transaction Increases Company’s Asset Base to Approximately $7 Billion

Birmingham, AL – September 26, 2016 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that it has signed a definitive agreement to acquire the real estate interests of nine acute care hospitals operated by Steward Health Care System LLC (“Steward”). The $1.25 billion total value of the transactions includes a $1.2 billion investment in hospital real estate and a $50 million equity investment in Steward. Per share accretion of approximately 10% is expected, after consideration of previously disclosed dispositions of approximately $800 million, approximately $300 million of previously disclosed and pending acquisitions of German hospitals, and permanent financing of the transactions. Steward is owned by its management team and premier private equity firm, Cerberus Capital Management (“Cerberus”), and is the largest for-profit hospital system in the highly innovative Massachusetts market.

MPT’s interests in the hospitals will be subject to a master lease and mortgage loan arrangements with cross default provisions and backed by a corporate guaranty. The master lease represents approximately $600 million and has a 15-year initial term and three five-year extension terms, and a GAAP yield of 10.1%; the cross-defaulted mortgage loans, with a similar aggregate value, have identical rates, including CPI-based escalations, generally within a two to five percent band. MPT is also investing, alongside Cerberus and management, $50 million in Steward, which in addition to attractive investment characteristics, provides certain protective rights concerning Steward’s credit decisions.

A Cerberus affiliate has agreed to invest $150 million in MPW’s common stock in a private placement transaction concurrent with or soon after closing.

In addition to the premiere portfolio of irreplaceable hospital assets announced today, the agreement also includes a right of first refusal for MPT to acquire future Steward hospitals.

“As a result of our strategic asset sales earlier this year, along with the opportunistic utilization of our ATM program and refinancing of long term debt, MPT has reduced our leverage to among the best in the industry at 5.0 times EBITDA,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “The successful execution of our strategy has made possible this new relationship with Steward, which represents tremendous opportunity for MPT, as Steward similarly positions itself for rapid growth.

“Since Steward’s inception in 2011, they have achieved outstanding results and now rank as the second largest hospital operator in New England, with the largest community-based network of physicians. Dr. Ralph de la Torre, Steward’s Chairman and CEO, is recognized for his thought leadership in the healthcare industry, demonstrated by Steward’s innovative model in delivering healthcare to over 150 communities across Eastern Massachusetts, Rhode Island and Southern New Hampshire. We are very excited about the opportunities this relationship creates for both of us.”

Benefits of the Transaction

•	Achieves Immediate Accretion.

•	Expands Acquisition Pipeline. The transaction aligns MPT with an industry-leading acute care provider and provides the Company with right of first refusal to purchase real estate resulting from Steward’s future growth.

•	Reduces Tenant Concentration. Subsequent to the Steward and MEDIAN transactions, MPT’s exposure to its largest tenant improves to 17.8% from 20.8% and its two largest tenants combined improve to 33.9% from 40.2%.

•	Improves Diversification. The transaction improves geographical diversification with MPT now being represented in 30 states at the close of the transaction. Acute care facilities as a percentage of MPT’s U.S. portfolio increases to 80%, up from 75% as of June 30, 2016.

•	Increases Critical Mass. The transaction, combined with MEDIAN transactions, increases MPT’s total gross assets 29% to approximately $7 billion on a pro forma basis. Further, it adds nine hospital properties and approximately 1,800 beds to MPT’s portfolio increasing the total number to 248 and approximately 27,000, respectively.

•	Establishes New Operator Relationship. The transaction adds Steward to MPT’s industry-leading group of 30 hospital operators. Steward provides the largest fully integrated community-based healthcare delivery system in New England.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

This press release includes “forward-looking statements” within the meaning of securities laws of applicable jurisdictions. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding MPT’s plans, strategies, objectives, targets, future expansion and development activities and expected financial performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of the Steward and MEDIAN acquisition and related transactions; the Company’s financing of the transactions described herein; Steward’s and MEDIAN’s expected rent coverage; the capacity of Steward, MEDIAN, and the Company’s other tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt or equity arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular; and the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis, and the factors referenced under the section captioned “Item 1.A Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and “Item 1.A Risk Factor” in our quarterly report Form 10-Q for the quarter ended June 30, 2016. Actual results, performance or achievements may vary materially from any projections and forward looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements, and MPT disclaims any responsibility to update such information.

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